Exhibit 10.1

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE AND WARRANT

PURCHASE AGREEMENT

BY AND BETWEEN

NETLIST, INC.

AND

SVIC NO. 28 NEW TECHNOLOGY BUSINESS INVESTMENT L.L.P.

NOVEMBER 18, 2015

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TABLE OF CONTENTS

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TABLE OF CONTENTS

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NETLIST, INC.
SENIOR SECURED CONVERTIBLE PROMISSORY NOTE AND WARRANT
PURCHASE AGREEMENT

NOVEMBER 18, 2015

This SENIOR SECURED CONVERTIBLE PROMISSORY NOTE AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is entered into as of the date set forth above by and between Netlist, Inc., a Delaware corporation (the “Company”), and SVIC No. 28 New Technology Business Investment L.L.P., a Korean limited liability partnership (the “Purchaser”), and each Subsidiary that becomes a party hereto after the Closing Date in accordance with Section 6.2.  The parties hereby agree as follows:

ARTICLE 1
Authorization and Sale of Securities

1.1                               Authorization and Sale of Note and Warrant.

(A)                               Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase, and the Company agrees to sell and issue to the Purchaser, a Note in the principal amount of Fifteen Million Dollars ($15,000,000) (the “Note Amount”).  The purchase and sale of the Note shall take place remotely via the exchange of documents and signatures immediately following the execution and delivery of this Agreement, subject to the satisfaction of each of the Closing Conditions set forth in Section 2.1(A) and Section 2.1(B) (which time and place are designated as the “Closing”).  At the Closing, the Company shall deliver to the Purchaser the executed Note being purchased by the Purchaser against payment of the purchase price therefor by wire transfer to the bank account that has been designated by the Company.

(B)                               At the Closing, the Company shall issue to the Purchaser a Warrant, in the form attached hereto as EXHIBIT A (the “Warrant”), which shall be exercisable for 2,000,000 shares of Common Stock at an exercise price of $0.30 per share on the terms and conditions set forth in the Warrant.

1.2                               Use of Proceeds.  The Company shall use the proceeds from the sale of the Note for general corporate purposes in accordance with the Board of Directors’ directions.

1.3                               Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

“Agreement” means this Senior Secured Convertible Promissory Note and Warrant Purchase Agreement, as amended from time to time.

“Amendment to the Silicon Valley Bank Loan and Security Documents” means the Amendment to the Silicon Valley Bank Loan and Security Documents, dated as of a date on or immediately prior to Closing, by and among Silicon Valley Bank, the Company and the other parties thereto.

“Assets” means all of the assets (real and personal, tangible and intangible, including all Intellectual Property) that are used or held for use in connection with the Company’s or any Subsidiary’s business or are reflected on the Financial Statements.

“Board of Directors” means the Company’s Board of Directors.

“Business Day” means any day, except Saturday, Sunday or legal holiday on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

“CFC” means a controlled foreign corporation (as that term is defined in the Code).

“Change of Control” means:  (i) a merger or consolidation of the Company with or into another Person, (ii) the sale, transfer, or other disposition of all or substantially all of the Company’s Assets to one or more other Persons in a single transaction or series of related transactions, or (iii) the acquisition of beneficial ownership (determined pursuant to SEC Rule 13d-3 promulgated under the Exchange Act, as amended and in effect from time to time) by any Person of more than 50% of the Company’s outstanding common stock pursuant to a tender or exchange offer made directly to the Company’s stockholders, other than an underwriter temporarily holding common stock pursuant to an offering of such common stock.  Notwithstanding the foregoing, a transaction shall not constitute a “Change of Control” if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the Persons who held the Company’s securities immediately prior to such transaction.

“Closing” has the meaning set forth in Section 1.1(A).

“Closing Date” has the meaning set forth in Section 2.1(B)(vii).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means all assets of the Company, now owned or hereafter acquired, upon which a Lien is purported to be created by any Transaction Document.

“Common Stock” means the common stock of the Company as defined in its Certificate of Incorporation, as amended and restated from time to time during the term of the Note.

“Common Stock Outstanding” means as of any date, (i) all shares of Common Stock that are outstanding as of such date, plus (ii) all shares of Common Stock issuable upon conversion of Convertible Securities outstanding as of such date, whether or not convertible as of such date, plus (iii) all shares of Common Stock issuable upon exercise of Options outstanding as of such date, whether or not such Options are exercisable as of such date (assuming for this purpose that Convertible Securities acquirable upon exercise of any such Options are converted into Common Stock as of such date), plus (iv) all shares of Common Stock issuable with respect to Options authorized but not granted as of such date pursuant to the Company’s employee stock option plans then in effect.

“Company Products” means all products, processes, software, service offerings, technical data or technology currently being designed, manufactured or sold by the Company or which the Company intends to sell, license, or distribute in the future including any products or service offerings under development, collectively, together with all products, software, service offerings, technical data or technology that have been sold, licensed or distributed by the Company since its incorporation.

“Controlling Stakeholder” has the meaning set forth in Section 6.5(B).

“Convertible Securities” means evidence of indebtedness, shares of stock or other securities which are convertible into or exchangeable for, with or without payment of additional consideration, shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event or both.

“Copyright License” means any written or oral agreement granting any right to the Company to use any Copyright or Copyright registration, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest and all license fees and royalties arising therefrom.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States or of any other country.

“Equity Interests” means, with respect to a Person, all of the shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in such Person, whether voting or nonvoting, including capital stock (or other ownership or profit interests or units), preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“ERISA” means the Employee Retirement Income Security Act of 1974, and its regulations, as amended from time to time.

“Event of Default” has the meaning given to it in Article 8.

“Environmental Laws” has the meaning given to it in Section 3.23.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the Rules and Regulations promulgated thereunder.

“Financial Statements” has the meaning given to it in Section 6.1.

“Fortress Loan Documents” means (i) the loan and security agreement, the intellectual property security agreement and the subordination agreement entered by the Company and DBD Credit Funding LLC, a Delaware limited liability company (“DBD”), on July 18, 2013 (the “FT Loan Documents”), as amended by the first amendment to the loan and security agreement entered by the Company and DBD on February 17, 2015 and the second amendment to the loan and security agreement entered by the Company and Fortress Credit Opportunities I LP (successor of DBD under the Fortress Loan Documents) on February 17, 2015, and (ii) any other amendment to the FT Loan Documents entered into by the Company and Fortress Credit Opportunities I LP (or any of its successors thereof) not described on item (i) above.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, provided that the parties agree that GAAP as in effect on the date of this Agreement shall be applicable for the interpretation of “capital lease obligations” in the definition of “Indebtedness”, unless the parties otherwise agree in writing.

“Governmental Authority” means the government of the United States of America or of any other nation, or any political subdivision of any of them, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” has the meaning set forth in Section 11.1(D).

“Guarantee Secured Obligations” has the meaning set forth in Section 11.2(A).

“Guarantor” means each Subsidiary that executes and delivers a Joinder Agreement in accordance with Section 6.3.

“Guarantor Collateral” has the meaning set forth in Section 11.2(A).

“Guaranty Documents” has the meaning set forth in Section 8.11.

“Indebtedness” means with respect to a Person (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business due within ninety (90) days), including reimbursement and other obligations with respect to surety bonds, bankers acceptances or letters of credit, (b) all obligations evidenced by notes, bonds evidencing borrowed money, debentures or similar instruments, (c) all capital lease obligations, (d) all indebtedness of other Persons secured by a Lien on the assets of such Person, whether or not such Indebtedness is assumed by such Person, (e) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Preferred Stock.

“Indemnified Liabilities” has the meaning set forth in Section 5.1.

“Indemnified Person” has the meaning set forth in Section 5.1.

“Insolvency Proceeding” means any proceeding by or against any Person as a debtor under the United States Bankruptcy Code, or any other state, federal or foreign bankruptcy or insolvency law, including assignments of all or substantially all of such Person’s assets for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intellectual Property” means all of the Copyrights, Trademarks, Patents, Licenses, trade secrets, trade secrets rights, proprietary information, processes and inventions, mask works, domain names and internet websites, designs rights, source code, rights in computer software and computer software products used in connection with, and material to the conduct of, the Company’s business; the applications therefor and reissues, extensions, or renewals thereof; and the goodwill associated with any of the foregoing, together with the rights to sue for past, present and future infringement of any of the foregoing and the goodwill associated therewith.

“Intellectual Property Security Agreement” means the Intellectual Property Security Agreement entered by the Company and the Purchaser on or prior to the Closing, in the form attached hereto as EXHIBIT F.

“Intercreditor Agreement” means the Intercreditor Agreement entered by Silicon Valley Bank, the Purchaser and the Company on the date hereof.

“Joinder Agreement” means for each Subsidiary, other than a CFC, a completed and executed Joinder Agreement in substantially the form attached hereto as EXHIBIT B.

“License” means any Copyright License, Patent License, Trademark License or other license of Intellectual Property rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.

“Litigation” means any action, cease and desist letter, demand, suit, arbitration proceeding, administrative or regulatory proceeding, citation, summons or subpoena of any nature, civil, criminal, regulatory or otherwise, in law or in equity.

“Material Adverse Effect” means the occurrence of an event, effect, development, change, state of facts, condition, or occurrence that, individually or in the aggregate with all other events, effects, developments, changes, states of fact, conditions or occurrences has a material adverse effect upon:  (i) the business, operations, results of operations, properties, assets, liabilities or financial condition of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company and its Subsidiaries taken as a whole to perform any of their obligations under the Transaction Documents, including, without limitation, repayment of the Secured Obligations when due in accordance with the terms of the Transaction Documents, or the ability of the Purchaser to enforce any of its rights or remedies with respect to the Secured Obligations or the Collateral in accordance with the Transaction Documents; or (iii) the Collateral or the status, existence, perfection, priority, or enforceability of Purchaser’s Liens on the Collateral; provided, however, that any such change or effect caused by or resulting from any of the following shall not be considered, and shall not be taken into account in determining the existence of, a “Material Adverse Effect”: (A) the announcement, pendency or consummation of the transactions contemplated hereby, or the execution or delivery of this Agreement or the Transaction Documents or the performance of obligations hereunder or thereunder, including the impact of any of the foregoing on relationships with customers, suppliers or employees, (B) conditions affecting the global economy or financial markets as a whole, or generally affecting the industries in which the Company and its Affiliates conduct their business, (C) any change after the date hereof in any applicable law or in GAAP or any interpretation thereof, (D) the commencement, occurrence or continuation of any war, armed hostilities or acts of terrorism, (E) earthquakes, hurricanes, floods or other natural disasters, (F) the failure by the Company or its Affiliates to meet any revenue or earnings projections, forecasts or predictions, (G) any action required by this Agreement or the Transaction Documents, or (viii) any action taken by, or with the consent of the Purchaser or any of its Affiliates with respect to the transactions contemplated hereby or with respect to the Company, other than actions taken by Purchaser to enforce its rights under the Transaction Documents; provided, that (x) the matters described in clauses (B), (C), (D), and (E) shall be included and taken into account in the term “Material Adverse Effect” to the extent any such matter has a materially disproportionate impact on the business, financial condition or results of operations of the Company and its Affiliates, taken as a whole, relative to other participants in the industries in which they operate and (y) clause (F) will not be a factor in determining whether any change or effect underlying any such failure to meet revenue or earnings projections, forecasts or predictions has resulted in a Material Adverse Effect.

“Note” means a Senior Secured Convertible Promissory Note in the form attached hereto as EXHIBIT C.

“Option” means any right, warrant or option to subscribe or purchase shares of Common Stock or Convertible Securities.

“Patent License” means any written or oral agreement granting any right to the Company with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement the Company now holds or hereafter acquires any interest, and all license fees and royalties arising therefrom.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country, including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payoff Lender” means Fortress Credit Opportunities I LP or any other creditor under the Fortress Loan Documents.

“Payoff Letter” means a letter signed by each Payoff Lender providing for the release of all Liens in favor of the Payoff Lenders on the Company’s Assets and equity, if applicable, effective upon receipt of the payments to be made by the Company to the Payoff Lenders in conjunction with the Closing.

“Permitted Liens” means the following:  (i) Liens existing on the date of the Closing which are disclosed in SCHEDULE 2; (ii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that the Company maintains adequate reserves therefor in accordance with GAAP; (iii) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of the Company’s business and imposed without action of such parties; provided, that the payment thereof is not yet required or is being contested in good faith by appropriate proceedings; (iv) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (v) the following deposits, to the extent made in the ordinary course of business:  deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens securing a material obligation and arising under ERISA or environmental laws) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds or obligations (other than for the repayment of borrowed money); (vi) leasehold interests in leases or subleases and licenses granted in the ordinary course of business and not interfering in any material respect with the business of the licensor; (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (viii) Liens on insurance policies and proceeds thereof (including money that is or may become due to the insured, any unearned premiums, any dividends which may become due and any interests arising under a state guarantee fund) securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (ix) statutory, common law and contractual rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms solely to the extent incurred in connection with the maintenance of such deposit or securities accounts in the ordinary course of business; (x) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (xi) Liens in connection with operating leases; (xii) Liens securing obligations under the Transaction Documents; (xiii) Liens under the Silicon Valley Bank Loan and Security Documents or any

Replacement Facility; Liens existing on equipment, computers or software acquired by the Borrower at the time of Borrower’s acquisition thereof, provided that such Liens are confined solely to the property so acquired or the proceeds thereof and related books, records and proceeds and were not incurred in anticipation of such acquisition; and (xiv) non-exclusive licenses of Intellectual Property.

“Permitted Transferee” means any Affiliate of the Purchaser.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.

“Preferred Stock” means at any given time any equity security issued by the Company that has any rights, preferences or privileges senior to the Common Stock.

“Register” has the meaning set forth in Section 6.8.

“Registration Rights Agreement” means the registration rights agreement entered by the Company and the Purchaser substantially in the form attached hereto as EXHIBIT D.

“Regulation S” has the meaning set forth in Section 3.16.

“Replacement Facility” means any credit facility entered into by the Company to refinance or replace the credit facility provided pursuant to the Silicon Valley Bank Loan and Security Documents, and shall include all “loan documents” or documents of a similar defined term thereunder.

“Rules and Regulations” means the rules and regulations of the SEC.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 3.18.

“Secured Obligations” means all loans, debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), premiums, liabilities, obligations (including indemnification obligations), fees, guaranties, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest (and paid in kind interest) not paid when due and all other expenses or other amounts that the Company is required to pay or reimburse pursuant to the Transaction Documents.

“Securities Act” means the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder.

“Security Agreement” means the Security Agreement entered by the Company and the Purchaser on or prior to the Closing, in the form attached hereto as EXHIBIT E.

“Silicon Valley Bank” means Silicon Valley Bank, a California corporation.

“Silicon Valley Bank Loan and Security Documents” means (i) the Loan and Security Agreement, the Security Agreement and the Intellectual Property Security Agreement entered by Company and Silicon Valley Bank on October 31, 2009 (the “SVB Loan Documents”), as amended by the amendment to the Loan Documents entered by the Company and Silicon Valley Bank on March 24, 2010, June 30, 2010, September 30, 2010, August 10, 2011, May 14, 2012,

July 18, 2013, September 30, 2014, and April 23, 2015 (ii) any other amendment to the SVB Loan Documents entered by the Company and Silicon Valley Bank not described on item (i) above and any other “Loan Document” as defined in the SVB Loan Documents, and (iii) the Forbearance to Loan and Security Agreement entered by the Company and Silicon Valley Bank on March 27, 2013.

“Subsidiary” means an entity, whether corporate, partnership, limited liability company, joint venture or otherwise, in which the Company owns or controls, directly or indirectly, more than 50% of the outstanding voting securities, including each entity listed on SCHEDULE 1 hereto.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges in the nature of a tax imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Trademark License” means any written or oral agreement granting any right to the Company to use any Trademark or Trademark registration, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest, and all license fees and royalties arising therefrom.

“Trademarks” means all trademarks, service marks, trade names and trade dress (with respect to all of the foregoing, whether registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof and the entire goodwill associated with and symbolized by such trademarks.

“Transaction Documents” means this Agreement, the certificates delivered pursuant to Section 2.1(B)v), Section 2.1(B)vi) and Section 2.1(B)x), the Note, the Warrant, the Intercreditor Agreement, the Security Agreement, the Intellectual Property Security Agreement, and the Registration Rights Agreement, as the same may from time to time be amended, modified, supplemented or restated.

“Treasury Regulation” means the regulations (including any proposed and temporary regulations) promulgated by the United States Department of Treasury with respect to the Code or other United States federal Tax statutes.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of New York, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Underlying Shares” means shares of the Common Stock into which the Note is convertible.

“USRPHC” means “United States real property holding corporation” as defined in Section 897(c)(2) of the Code, and Treasury Regulation Section 1.897-2(b).

“Warrant” means the Warrant in the form attached hereto as EXHIBIT A.

Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement.  Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Transaction Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied.  Unless otherwise defined herein, terms that are used herein and defined in the UCC shall have the meanings given to them in the UCC.  The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole (including the Schedules and Exhibits) and not to any particular provision of this Agreement.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun will be deemed to cover all genders.  Any statute, rule, order or regulation defined or referred to in this Agreement or in any agreement or instrument that is referred to in this Agreement will mean such statute, rule, order or regulation as from time to time amended, updated, modified, supplemented or superseded, including by succession of comparable successor statutes, rules, orders or regulations and references to all attachments thereto and instruments incorporated therein.  References herein to any agreement or letter will be deemed references to such agreement or letter as it may be amended, restated or otherwise revised from time to time in accordance with the terms hereof.  Where specific language is used to clarify by example a general statement contained herein, such specific language will not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Note, the Security Agreement or other applicable Transaction Document.

ARTICLE 2
Closing Conditions

2.1                               Closing.

(A)                               The Company’s obligation to sell the Note is subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived by the Company (except for the conditions set forth in clause (i), which shall not be waivable by the Company):

i.                                          consummation of the transactions contemplated hereby or by the other Transaction Documents shall not have been restrained, enjoined or otherwise prohibited or made illegal by, or conditioned upon the receipt of any approvals or consents from Governmental Authorities under, any applicable law;

ii.                                       the Purchaser shall have delivered to each other party an executed original of this Agreement, the other Transaction Documents to which the Purchaser is a party and all other documents and instruments reasonably required to effectuate the transactions contemplated hereby and thereby; and

iii.                                    the Purchaser shall have paid to the Company, by wire transfer of immediately available funds, the Note Amount.

(B)                               The Purchaser’s obligation to purchase the Note is subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived by the Purchaser (except for the conditions set forth in clause (i) below, which shall not be waivable by the Purchaser):

i.                                          consummation of the transactions contemplated hereby or by the other Transaction Documents shall not have been restrained, enjoined or otherwise prohibited or made illegal by, or conditioned upon the receipt of any approvals or consents from Governmental Authorities under, any applicable law;

ii.                                       the Company shall have delivered to each other party an executed original of this Agreement, the other Transaction Documents to which the Company is a party to and all other documents and instruments reasonably required to effectuate the transactions contemplated hereby and thereby;

iii.                                    the Company shall have delivered to the Purchaser certified copies of resolutions of the Company’s Board of Directors, and with respect to each Subsidiary party hereto, sole member, as applicable, evidencing approval of this Agreement, the transactions contemplated hereunder and other transactions evidenced by the Transaction Documents;

iv.                                   the Company and each of its Subsidiaries party hereto shall have delivered to the Purchaser certified copies of their certificate of incorporation and their bylaws, or other organizational documents, as applicable, each as amended through the Closing, of the Company and each Subsidiary party hereto;

v.                                      the Company and each Subsidiary party hereto shall have delivered to the Purchaser a certificate of good standing for the Company and each Subsidiary party hereto from its state of incorporation and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified would have a Material Adverse Effect;

vi.                                   the Company shall have delivered to the Purchaser an officer’s certificate, dated as of the Closing and signed by an authorized officer of the Company, certifying (i) that the resolutions of the Company, as attached to such certificate, were duly adopted by the Board of Directors, authorizing and approving the execution and delivery of this Agreement and the other Transaction Documents, the Company’s and the Subsidiaries’ performance of each of its respective obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby, and that such resolutions remain in full force and effect, and have not been amended, modified or rescinded; (ii) as to the incumbency of the Persons signing this Agreement and the other Transaction Documents on behalf of the Company; and (iii) that the copies of the certificate of incorporation and the bylaws, or other organizational documents, as applicable, each as amended of the Company and the Subsidiaries party hereto, as attached to such certificate, are true, complete and correct and remain in full force and effect;

vii.                                the Purchaser shall have received an opinion, dated as of the date of the Closing (“Closing Date”), from Morrison & Foerster LLP, counsel for the Company, addressed to the Purchaser, in the agreed form and substance reasonably satisfactory to the Purchaser, to the effect set forth in ANNEX A hereto;

viii.                             the representations and warranties of the Company set forth in Article 3 of this Agreement shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by “materiality” or “Material Adverse Effect” in the text thereof) on and as of the Closing;

ix.                                   the Company shall have performed and complied with any covenants, agreements, obligations and conditions contained in this Agreement and the other Transaction Documents that are required to be performed or complied with by the Company on or before the Closing;

x.                                      the Company’s Chief Executive Officer shall have delivered to the Purchaser a certificate certifying that the conditions specified in Sections 2.1(B)(viii) and 2.1(B)(ix) have been fulfilled;

xi.                                   the Company shall have received all consents, authorizations or approvals referred to in SCHEDULE 4.3, in form and substance reasonably satisfactory to the Purchaser, and no such consent, authorization or approval shall have been revoked;

xii.                                the Company shall have effected the Amendment to the Silicon Valley Bank Loan and Security Documents;

xiii.                             the Company, and Silicon Valley Bank and the Purchaser shall have entered into the Intercreditor Agreement;

xiv.                            the Company shall have terminated the Fortress Loan Documents and delivered to the Purchaser a copy of the Payoff Letters duly signed by each Payoff Lender; and

xv.                               the Company shall have delivered to the Purchaser the Note in the principal amount of the Note Amount and the Warrant.

ARTICLE 3
Representations and Warranties of the Company

The Company represents and warrants to the Purchaser as of the Closing that:

3.1                               Corporate Status.  The Company is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified would reasonably be expected to have a Material Adverse Effect.  In the five years preceding the Closing, the Company has not been party to any merger or combination.

3.2                               Authorization and Enforceability.  This Agreement and the other Transaction Documents have been duly and validly authorized, executed and delivered on behalf of the Company and are valid and binding agreements of the Company enforceable against the Company in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.3                               No Conflict or Third Party Authorization Requirements.  The Company’s execution, delivery and performance of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, (i) do not violate any provisions of any the Company’s Certificate of Incorporation or Bylaws or any material law, regulation, order, injunction, judgment, decree or writ to which the Company is subject, (ii) require no action by or in respect of, or filing with, any Governmental Authority, other than the filing of Form D with the SEC, and (iii) do not violate any material contract or agreement or require the consent or approval of any other Person that has not been obtained.

3.4                               Note and Underlying Securities.  When the Note is delivered and paid for pursuant to this Agreement, it will be convertible into the Underlying Shares in accordance with its terms and the Underlying Shares, upon issuance, will be validly issued, fully paid and nonassessable; the Underlying Shares initially issuable upon conversion of the Note have been duly authorized and reserved for issuance upon such conversion, will conform to the information provided by the Company in this Agreement; the authorized equity capitalization of the Company is as set forth in SCHEDULE 3.4; all outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable; the Company’s stockholders have no preemptive rights with respect to the Note or the Underlying Shares, and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder. Except as described in SCHEDULE 3.4, there are no bonds, debentures, notes or other indebtedness of any type whatsoever of the Company or any of its Subsidiaries having the right to vote (or are convertible into, or exchangeable for, securities having the right to vote) on any matters on which any holders of equity securities of the Company or its Subsidiaries may vote.   Except as disclosed in SCHEDULE 3.4 and except for rights granted to the Purchaser under this Agreement, there are no outstanding options, warrants, calls, demands, stock appreciation rights, contracts or other rights of any nature to purchase, obtain or acquire or otherwise relating to, or any outstanding securities or obligations convertible into or exchangeable for, or any voting agreements with respect to, any equity securities of the Company or any of its Subsidiaries or any interest in or assets of the Company or any of its Subsidiaries to or from an Person or to issue, deliver, sell, purchase or redeem any stock appreciation rights or other contracts of the Company or any of its Subsidiaries relating to any equity securities of any of the Company or any of its Subsidiaries or other securities of the Company or any of its Subsidiaries to or from any Person.

3.5                               Material Adverse Effect.  Except as set forth in the SEC Documents, since August 11, 2015, no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

3.6                               Laws.  The Company is not in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default is reasonably expected to be materially adverse to the Company taken as a whole.  Except as set forth in the SEC Documents, the Company is not in default in any manner under any provision of any material agreement or instrument evidencing Indebtedness, or any other material agreement to which it is a party or by which it is bound, in each case, where such default is reasonably expected to be materially adverse to the Company taken as a whole.

3.7                               Information Correct and Current.  No information in any financial statement, exhibit or schedule furnished by or on behalf of the Company to the Purchaser contained in any Transaction Document contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading in any material respect at the time such statement was made or deemed made.

3.8                               Tax Matters.  Except as described on SCHEDULE 3.8 or adequately reserved for in the Company’s financial statements in accordance with GAAP, (a) the Company and its Subsidiaries have filed all material federal and state and local Tax returns that they are required to file (or extensions thereof) within the time and manner required by applicable law, (b) the Company and its Subsidiaries have duly paid or fully reserved for all material Taxes or installments thereof (including any interest or penalties) as and when due, which have or may become due pursuant to such returns, and (c) the Company and its Subsidiaries have paid or fully reserved for any Tax assessment they have received, if any other than any Taxes being contested in good faith and by appropriate proceedings.

3.9                               Intellectual Property Claims.  Except for Permitted Liens, the Company is the sole owner of, or otherwise has the right to use, the Intellectual Property used in the conduct of the Company’s business, provided that, solely as to the right to use (but not ownership) of Patents, the representation provided herein is given to the Company’s knowledge.  Except as described on SCHEDULE 3.9, (i) each of the Trademarks, Patents and material Copyrights, is valid and enforceable, subject to, solely with respect to Patents, third party rights which the Company has no knowledge of, (ii) no Intellectual Property has been judged invalid or unenforceable, in whole or in part, by a final, non-appealable decision of a court of competent jurisdiction, and (iii) no claim has been made in writing to the Company that any Intellectual Property violates the rights of any third party.  Except as set forth on SCHEDULE 3.9, the Company is not in breach of, nor has the Company failed to perform any obligations under, any of the foregoing contracts, licenses or agreements and, to the Company’s knowledge, no third party to any such contract, license or agreement is in material breach thereof or has failed to perform any material obligations thereunder.

3.10                        Intellectual Property.  Except as described on SCHEDULE 3.10, the Company has all rights with respect to Intellectual Property necessary in the operation or conduct of the Company’s business as currently conducted.  The Company owns or has the right to use, pursuant to valid licenses, all material software development tools, library functions, compilers and all other material third-party software and other material items that are used in the design, development, promotion, sale, license, manufacture, import, export, use or distribution of Company Products.

3.11                        Company Products.  Except as described on SCHEDULE 3.11, to the Company’s knowledge, no Intellectual Property owned by the Company or Company Product has been or is subject to any actual or, to the knowledge of the Company, threatened (in writing) litigation, proceeding (including any proceeding in the United States Patent and Trademark Office or any corresponding foreign office or agency) or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner the Company’s use, transfer or licensing thereof or that affects the validity, use or enforceability thereof.  Except as set forth on SCHEDULE 3.11, there is no decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding against the Company that obligates the Company to grant licenses or ownership interest in any future Intellectual Property related to the operation or conduct of the business of the Company or Company

Products.  Except as set forth on SCHEDULE 3.11, the Company has not received any written notice or claim challenging or questioning the Company’s ownership in any Intellectual Property (or written notice of any claim challenging or questioning the ownership in any licensed Intellectual Property of the owner thereof) or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto.  To the Company’s knowledge and except as set forth on SCHEDULE 3.11, neither the Company’s use of Intellectual Property nor the production and sale of Company Products infringes the Intellectual Property or other rights of others.

3.12                        Title to Property.  To the Company’s knowledge, the Company has good and marketable title to all material real properties and all material other properties and assets it owns, in each case free from Liens, charges, encumbrances and defects, other than Permitted Liens; the Company holds any material leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by it.

3.13                        Employee Loans.  The Company has no outstanding loans to any executive officer or director of the Company nor has the Company guaranteed the payment of any loan made to an executive officer or director of the Company by a third party.

3.14                        Transactions with Affiliates.  Except as described on SCHEDULE 3.14, no relationship, direct or indirect, exists between or among any of the Company or any Affiliate of the Company, on the one hand, and of the Company or any Affiliate of the Company, on the other hand, which is required to be disclosed by the Securities Act, and the Rules and Regulations.

3.15                        Not a Regulated Entity.  The Company is not (a) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other applicable law regarding its authority to incur Indebtedness.

3.16                        No General Solicitation; No Directed Selling Efforts.  Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf, (i) has, within the six-month period prior to the Closing Date, offered or sold in the United States or to any Person (as such terms are defined in Regulation S under the Securities Act) any notes or (ii) has offered or will offer or sell notes (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S (the “Regulation S”) under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. Assuming the accuracy of the representations and warranties of the Purchaser, the Company, its Affiliates and any Person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S.

3.17                        Margin Stock.  The Company is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock (as defined in Regulation U of the Board of Governors of the Federal Reserve).  No proceeds from the sales of the Notes will be used by the Company to purchase or carry, or to reduce or refinance any Indebtedness incurred to purchase or carry, any Margin Stock or for any related purpose in violation of Regulations T, U or X of the Board of Governors of the Federal Reserve.

3.18                        Filings.  The Company has timely filed with the SEC each report or other document that it is required to file pursuant to Section 13(a), 14 or 15(d) of the Exchange Act and no such report or document, as of the date it was so filed, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (all of the foregoing filed prior to the date hereof, as each may have been amended, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the Rules and Regulations promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published Rules and Regulations with respect thereto as in effect as of the time of filing.  Such financial statements have been prepared in accordance with GAAP during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the Company’s financial position as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments) which will not be material either individually or in the aggregate.

3.19                        Contracts.  Except as described on SCHEDULE 3.19, with respect to any contract to which the Company is a party and which is required to be filed as an exhibit to the Company’s Annual Report on Form 10-K, (a) each such contract is valid, binding and enforceable in accordance with its respective terms against the Company and, to the knowledge of the Company, each other party thereto, and is in full force and effect in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and (b) neither the Company nor, to the knowledge of the Company, any counterparty to any such contract, is in violation or breach of such contract except where such breach or violation would not reasonably be expected to have a Material Adverse Effect.

3.20                        USRPHC.  The Company is not a USRPHC.

3.21                        Subsidiaries.  Netlist Electronics (Suzhou) Co., Ltd and Netlist HK Limited are the only Subsidiaries.  Each Subsidiary is duly organized, legally existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified would reasonably be expected to have a Material Adverse Effect.  In the five years preceding the Closing, neither Subsidiary has been party to any merger or combination.

3.22                        Litigation.  Except as described on SCHEDULE 3.22, (a) there is no Litigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Assets involving more than $100,000 individually, or $250,000 in the aggregate, and (b) there are no material settlement agreements or similar written agreements with any Governmental Authority and no outstanding orders, judgments, stipulations, decrees, injunctions, determinations or awards issued by any Governmental Authority against or affecting the Company or any of its Subsidiaries or any of the Assets.

3.23                        Environmental Laws.  To the Company’s knowledge, neither the Company nor any of its Subsidiaries is in violation of any material statute, any rule, regulation, decision or order of any Governmental Authority or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, the “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any material off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any material claim relating to any Environmental Laws; and the Company is not aware of any pending investigation which might lead to such a claim.

3.24                        Board Vote.   The Board of Directors, at a meeting duly called and held, has, by unanimous vote of all directors then in office (other than any director abstaining from such vote), (a) determined that this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby are advisable and in the best interest of the Company’s stockholders; and (b) approved and adopted this Agreement, the other Transaction Documents, and the transactions contemplated hereby and thereby.

3.25                        No Finder’s Fee.  There are no contracts, agreements or understandings between the Company and any Person that would give rise to a valid claim against the Company for a brokerage commission, finder’s fee or other like payment for the transactions contemplated by this Agreement or any other of the Transaction Documents.

ARTICLE 4
Representations and Warranties of the Purchaser

The Purchaser hereby represents and warrants to the Company as of the Closing and acknowledges, as applicable, that:

4.1                               This Agreement and the other Transaction Documents have been duly and validly authorized, executed and delivered on behalf of the Purchaser and are valid and binding agreements of the Purchaser enforceable against the Purchaser in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except to the extent enforcement of the Purchaser’s indemnification obligations set forth in the Registration Rights Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

4.2                               (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Note and the Warrant, including investments in securities issued by the Company and comparable entities, and has had the opportunity to request, receive, review and consider all information it deems relevant in making an informed decision to purchase the Note and the Warrant; (ii) the Purchaser is acquiring the Note and the Warrant in the ordinary course of its business and for its own account for investment only and with no present intention of distributing it or any arrangement or understanding with any other Persons regarding its distribution; (iii) the Purchaser has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Note or the Warrant; (iv) the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them; (v) the Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act; and (vi) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire to take a pledge of) the Note or the Warrant except in compliance with the Securities Act, the Rules and Regulations, and applicable state securities laws.

4.3                               The Purchaser understands that the Note and the Warrant are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Note and the Warrant.

4.4                               The Purchaser understands that no United States federal or state agency or any other Governmental Authority has passed upon or made any recommendation or endorsement of the Note.

4.5                               The Purchaser’s principal executive office is at the address set forth below next to the Purchaser’s signature block.

4.6                               (i) The Purchaser is not a U.S. person and is not acquiring the Note for the account or benefit of any U.S. person; (ii) the Purchaser will not offer or sell the Note or the Warrant to a U.S. person or to for the account or benefit of a U.S. person prior to the expiration of the six-month period after the date on which the Purchaser purchased the Note or the Warrant; (iii) the Purchaser understands and acknowledges that the Note and the Warrant have not been registered under the Securities Act.  Accordingly, the Note may not be offered or sold in the U.S. or to U.S. persons unless it is registered under the Securities Act, or an exemption for the regulation requirements is available.  Furthermore, hedging transactions involving the Note or the Warrant may not be conducted unless in compliance with the Securities Act; and (iv) the Purchaser acknowledges and agrees that, notwithstanding anything in this Agreement to the contrary, the Company shall, and shall instruct its transfer agent to, refuse to register any transfer of Securities Act that is not made in accordance with the provisions of Regulation S, pursuant to registration under Securities Act or pursuant to an available exemption from registration required under the Securities Act.

ARTICLE 5
Indemnification

5.1                               Indemnification and Contribution.  The Company shall indemnify, defend and hold harmless the Purchaser and its Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Person”) from and against all third party claims, damages, losses, liabilities, damages, penalties, actions, judgments, costs and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be imposed on, incurred by, or asserted or awarded against any Indemnified Person (jointly or severally), in each case arising out of or in connection with or by any reason of, or in connection with the preparation for a defense of, any claim, investigation, litigation or proceeding arising out of, related to or in connection with (i) any breach by the Company of any representation, warranty, covenant or agreement contained in any Transaction Document, and (ii) any actions the Purchaser takes in enforcing its rights hereunder or under any Transaction Document (the “Indemnified Liabilities”); provided, however, that the Company shall not be liable to any Indemnified Person for any portion of such Indemnified Liabilities to the extent that they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person’s gross negligence or willful misconduct.  If the indemnification provided for in this Section 5.1 is held by a court of competent jurisdiction to be unavailable to an Indemnified Person with respect to any Indemnified Liabilities, then the Company, in lieu of indemnifying the Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person with respect to such loss, liability, claim, damage or expense in the proportion that is appropriate to reflect the relative fault of the Company and the Indemnified Person in connection with the statements or omissions that resulted in such Indemnified Liabilities, as well as any other relevant equitable considerations.

ARTICLE 6
Company Covenants

The Company agrees as follows:

6.1                               Financial Reports; Notices.  The Company shall furnish to the Purchaser regular updates which shall include financial information (“Financial Statements”) and selected business updates as set forth on SCHEDULE 6.1.

6.2                               Inspection Rights.  At least once every four (4) months, but in any case no more than three (3) times a year, the Company shall, upon request of the Purchaser, cause its executive officers to discuss the Company’s affairs, finances, and accounts with the Purchaser and permit, upon reasonable request of the Purchaser, at the Purchaser’s expense, Purchaser to visit and inspect the Company’s properties; examine its books of account and records, during normal business hours of the Company; provided, however, that the Company shall not be obligated pursuant to this Section 6.2 to provide access to any information the disclosure of which would adversely affect (per the Company’s outside counsel’s opinion), the attorney-client privilege between the Company and its counsel.

6.3                               Formation of Subsidiaries.  The Company shall, at the time that its forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing, within 30 days of such formation or acquisition (or such later date as permitted by the Purchaser in its sole discretion) (a) cause such new Subsidiary to execute and deliver to the Purchaser a Joinder Agreement, together with such other security agreements, as well as appropriate financing statements, all in form and substance reasonably satisfactory to the Purchaser provided that the Joinder Agreement, and such other security agreements shall not be required to be provided to the Purchaser with respect to any Subsidiary that is a CFC, (b) provide to the Purchaser appropriate certificates and powers pledging the outstanding Equity Interests of such Subsidiary; provided, however, that only 65% of the total outstanding voting Equity Interests of any first tier Subsidiary that is a CFC shall be required to be pledged if pledging a greater amount would result in adverse tax consequences or the costs to the Company of providing such pledge would be unreasonably excessive (as reasonably determined by the Purchaser in consultation with the Company) in relation to the benefits to the Purchaser of the security afforded thereby (which pledge, if reasonably requested by the Purchaser, shall be governed by the laws of the jurisdiction of such Subsidiary), and (c) provide to the Purchaser such other documentation, as is reasonably required, including opinions of counsel, with respect to the execution and delivery of the applicable documentation referred to above.

6.4                               Authorized Common Stock.  The Company shall at all times cause to be reserved and kept available out of its authorized and unissued shares such number of shares of its Common Stock and other securities as will be sufficient to permit the exercise in full of the Conversion Right, as defined in the Note.

6.5                               Further Assurances.  The Company shall from time to time execute, deliver and file, alone or with the Purchaser, any financing statements, security agreements, collateral assignments, notices or other documents necessary to perfect or give the Purchaser a Lien on the Collateral with the priority provided for in the Security Agreement.  The Company shall from time to time procure any instruments or documents as may be reasonably requested by Purchaser, and take all further action that may be necessary to perfect and protect the Liens granted under the Security Agreement.  In addition, and for such purposes only, the Company hereby authorizes the Purchaser to execute and deliver on behalf of the Company and to file financing statements without the signature of the Company either in the Purchaser’s name or in the name of the Purchaser as agent and attorney-in-fact for the Company.  Without limiting the foregoing, so long as the Note remains outstanding:

(A)                               The Company shall protect and defend the Company’s title to the Collateral thereon against all Persons claiming any interest adverse to the Company or to the Purchaser other than Permitted Liens.

(B)                               The Company shall, no less than 10 days prior to the consummation of a Change of Control, inform the Purchaser as to whether the Company has elected to have (i) the Note redeemed by the surviving entity or Person acquiring control of the Company in connection with the transaction which results in such Change of Control (the “Controlling Stakeholder”), or (ii) the Controlling Stakeholder assume all obligations that the Company has, or will have, under this Agreement or any of the other Transaction Documents; provided, however, that the Company will not be entitled proceed with a transaction which results or may result in a Change of Control unless it complies with this Section 6.5(B) and the Controlling Stakeholder either redeems the Note pursuant to its election under Section 6.5(B)(i) or assumes all obligations pursuant to its election under 6.5(B)(ii).

(C)                               Within 30 days after the end of each calendar quarter, the Company will notify the Purchaser of (i) any registration by the Company of any material Copyright, Patent or Trademark, or (ii) the Company’s entry into a material License constituting Collateral, and shall take such actions as the Purchaser reasonably requests to perfect the Purchaser’s security interest therein pursuant to the terms of the Security Agreement.

6.6                               Negative Covenants.  For so long as the Note remains outstanding, the Company shall not, and shall cause each Subsidiary not to, either directly or indirectly, without the prior written consent of the Purchaser, take any of the following actions:

(A)                               change, modify, amend or waive any provision of the Company’s organizational documents which would reasonably be expected to adversely affect the Note or the rights of the Purchaser with respect to the Note or the other Transaction Documents; or

(B)                               the Company shall not, and shall not permit any Subsidiary to, voluntarily or involuntarily transfer, sell, lease, lend or in any other manner convey any Patents or Assets of the Company or any of its Subsidiaries which were granted as Collateral under the Security Agreement; provided, that nothing herein shall prevent the Company from granting licenses of Patents in the ordinary course of the Company’s business; provided, further, that none of such licenses infringes, violates or otherwise adversely affects the licenses granted by the Company to Purchaser prior to or after the date hereof.

6.7                               Compliance with Laws.  The Company shall comply in all material respects with all applicable laws, Rules and Regulations.

6.8                               Register.  The Company shall maintain at its offices a register for the recordation of the name and address of the Purchaser and the amount of principal and interest due and payable or to become due and payable from the Company to the Purchaser hereunder or under the Note or any other Transaction Documents (the “Register”).  Any assignment or transfer of an interest in the Note shall be effective only upon appropriate entries with respect thereto being made in the Register, which the Company shall promptly record upon receiving notice of any such proposed assignment or transfer.  The Register shall be available for the Purchaser’s inspection at any reasonable time and from time to time upon reasonable prior notice.  Notwithstanding the generality of the foregoing, the Company shall reflect ownership interests in the Note in a book entry system in accordance with all applicable provisions of the Code and Treasury Regulations, including for purposes of establishing that the Note is in registered form under Sections 1.871-14(c)(1)(i) and 5f.103-1(c) of the Treasury Regulations.

6.9                               Amendment to Existing Loan.  The Company shall not directly or indirectly, change or amend the terms of the Silicon Valley Bank Loan and Security Documents in a manner prohibited by the Intercreditor Agreement, it being understood and agreed that the Silicon Valley Bank Loan and Security Documents may be amended to provide additional collateral security to the extent that such collateral is provided to the Purchaser under the Transaction Documents.

ARTICLE 7
Restrictions on Transferability

7.1                               Restrictions on Transferability.  The Purchaser shall be entitled to, at its own discretion, sell, transfer, assign or hypothecate the Note to any Permitted Transferee provided that such sale, transfer assignment or hypothecation complies with the requirements of the Securities Act, the Exchange Act, the Rules and Regulations or any other law applicable to the Company, the Purchaser and the Permitted Transferee; provided further, that the Permitted Transferee agrees in writing to take and hold the Note subject to the provisions and upon the conditions specified in this Section 7.1.  For purposes of this Agreement and the other Transaction Documents, upon a transfer of the Note to a Permitted Transferee in accordance with this Section 7.1, such Permitted Transferee shall be deemed to be the “Purchaser” of the Note.

ARTICLE 8
Events of Default

The occurrence of any one or more of the following events shall be an Event of Default:

8.1                               Payments.  The Company fails to pay the principal and interest under the Note when due;

8.2                               Covenants.  The Company materially breaches or defaults in the performance of any covenant under this Agreement and such default continues for more than thirty (30) days after the earlier of the date on which (i) the Purchaser has given notice of such default to the Company and (ii) the Company has actual knowledge of such default;

8.3                               Other Transaction Documents.  The occurrence of any material default or breach of any provision of any other Transaction Document and such material default or breach continues for more than thirty (30) days after the earlier of (A) the Purchaser has given notice of such default to the Company, or (B) the Company has actual knowledge of such default;

8.4                               Representations.  Any representation or warranty made by the Company in this Agreement or any other Transaction Document shall have been false or misleading in any material respect when made or deemed made, and the Company fails to cure such breach within ten (10) days of written notice thereof from the Purchaser; provided, that for purposes of this Section 8.4 a breach shall be deemed to have been cured if, prior to the expiration of the cure period, the Company shall have (x) to the extent practicable, remedied the circumstance that resulted in such breach and (y) taken appropriate action to indemnify and hold the Purchaser harmless from and against any losses that it has incurred or that it could reasonably expect to incur as a result of such breach.

8.5                               Cross Default.  A third party creditor with a security interest in or lien against any of the Collateral declares the Company to be in default of its obligations to it and exercises its right to attach or seize any of the Collateral as a result of such default.

8.6                               Insolvency.  The Company or any Subsidiary (A) (i) shall make an assignment for the benefit of creditors; or (ii) shall admit in writing that it is unable to pay its debts as they become due, or is unable to pay the Secured Obligations under the Transaction Documents, or shall become insolvent; or (iii) shall file a voluntary petition in bankruptcy; or (iv) shall file any petition, answer, or document seeking for itself, as debtor, any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or (v) shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator for itself or for all or any substantial part of its assets or property; or (vi) its or its directors or majority stockholders shall take any action initiating any of the foregoing actions described in clauses (i) through (v); or (B) either (i) sixty (60) days shall have expired after the commencement of an involuntary action against such Company seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of such Company being stayed; or (ii) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (iii) it shall file any answer admitting or not contesting the material allegations of a petition filed against it in any such proceedings; or (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or (v) sixty (60) days shall have expired after the appointment, without its consent or acquiescence, of any trustee, receiver or liquidator of it or of all or any substantial part of its assets without such appointment being vacated;

8.7                               Attachments; Judgments.  Any substantial part of the Collateral is attached or seized, or a levy is filed against any such Collateral, or the Company is enjoined or in any way prevented by a final non-appealable court order by a court of competent jurisdiction from conducting any material part of its business, and in each case, such attachment, seizure, levy, judgment or injunction is not stayed, satisfied, bonded or discharged within ninety (90) days after the entry thereof;

8.8                               Invalidity.  Any of the Transaction Documents shall cease for any reason to be in full force and effect (other than pursuant to the terms hereof or thereof), or the Company shall so assert in writing, or the Lien created by any of the Transaction Documents shall cease to be perfected and enforceable in accordance with its terms or of the same effect as to perfection and priority purported to be created thereby with respect to any significant portion of the Collateral (other than in connection with any termination of such Lien in respect of any Collateral as permitted hereby, or as a result of any action or failure to act by Purchaser), and such failure of such Lien to be perfected and enforceable with such priority shall have continued unremedied for a period of twenty five (25) days;

8.9                               Other Obligations.  The occurrence of any “event of default” or other similar event under any agreement or obligation of the Company involving any Indebtedness in an aggregate principal amount in excess of $1,000,000 which is secured by the Collateral, which event continues without waiver or forbearance beyond any period of grace provided therein;

8.10                        Guarantor.  If any Guarantee ceases for any reason to be in full force and effect, or any Guarantor fails to perform any obligation under its Guarantee or any other Transaction Document to which it is a party or is bound (collectively, the “Guaranty Documents”), or any event of default occurs under any Guaranty Document or any Guarantor revokes or purports to revoke its Guarantee, or any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth in any Guaranty Document, or if any of the circumstances described in Section 8.4 or Section 8.9 occurs with respect to any Guarantor. For purposes of clarification and not by way of limitation, as of the date hereof, each Subsidiary is a CFC.

ARTICLE 9
Remedies

The following provisions in this Article 9 shall apply:

9.1                               General.  Upon and during the continuance of any one or more Events of Default, without the Company’s approval, (i) the Purchaser may accelerate and demand payment of all or any part of the Secured Obligations and declare them to be immediately due and payable (provided that upon the occurrence of an Event of Default of the type described in Section 8.7, the Secured Obligations shall automatically be accelerated and made due and payable, without any further notice or act), and (ii) the Purchaser may notify any of the Company’s account debtors to make payment directly to the Purchaser, compromise the amount of the accounts of any such account debtors on the Company’s behalf.  All of the Purchaser’s rights and remedies shall be cumulative and not exclusive.

9.2                               Collection; Foreclosure.  Upon the occurrence and during the continuance of any Event of Default, the Purchaser may, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, pursuant to the terms of the Security Agreement.

9.3                               Cumulative Remedies.  The rights, powers and remedies of the Purchaser hereunder on in any Transaction Document shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative.  The exercise of any one or more of the rights, powers and remedies provided herein or therein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of the Purchaser.

ARTICLE 10
Miscellaneous

10.1                        Survival of Representations, Warranties and Agreements.  Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein shall survive the execution of this Agreement.

10.2                        Notices.  Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Transaction Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of:  (i) the day of transmission by facsimile, email or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) when received if sent by United States mail, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:

(A)	if to the Company, to: Netlist, Inc. 175 Technology, Suite 150
Irvine, California 92618
Attention: Gail Sasaki Email: gsasaki@netlist.com
with a copy (which shall not constitute notice) to: Morrison & Foerster LLP
12531 High Bluff Drive, Suite 100
San Diego, California 92130
Attention: Scott M. Stanton
Email: sstanton@mofo.com

(B)

if to Purchaser, to:

SVIC No. 28 New Technology Business Investment L.L.P.

29F, Samsung Electronics Building

1320-10, Seocho 2-dong, Seocho-gu

Seoul 137-857, Korea

Attention:  Dr. Dong-su Kim, Vice President

Email:  dongkim@samsung.com

with a copy (which shall not constitute notice) to: DLA Piper LLP (US)
2000 University Avenue
Palo Alto, California 94303
Attention: Louis Lehot
Email: louis.lehot@dlapiper.com

10.3                        Entire Agreement; Amendments.  This Agreement and the other Transaction Documents constitute the parties’ entire agreement and understanding in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof.  No amendment, waiver or other modification of any provision of this Agreement or any other Transaction Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless it is in writing and signed by the Purchaser and the Company and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which it is given.

10.4                        No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring either party by virtue of the authorship of any provisions of this Agreement.

10.5                        No Waiver.  The powers conferred upon the Purchaser by this Agreement are solely to protect its rights hereunder and under the other Transaction Documents and its interest in the Collateral and shall not impose any duty upon the Purchaser to exercise any such powers. No omission or delay by the Purchaser at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by the Company at any time designated, shall be a waiver of any such right or remedy to which the Purchaser is entitled, nor shall it in any way affect the right of the Purchaser to enforce such provisions thereafter.

10.6                        Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

10.7                        Governing Law.  This Agreement and the other Transaction Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

10.8                        Waiver of Jury Trial.  EACH PARTY HERETO WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

10.9                        Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered (including by facsimile) to the other parties.

10.10                 Assignment.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective permitted successors, assigns, heirs, executors and administrators.  This Agreement and the rights of the Purchaser hereunder may not be assigned by the Purchaser without the prior written consent of Netlist, except such consent shall not be required in cases of assignments by a Purchaser as permitted under Section 7.1, provided that such assignee agrees in writing to be bound by the terms of this Agreement and shall be deemed to have made each of the representations and warranties of the Purchaser herein and in the Transaction Documents; provided further that in the event that only a portion of a Note is transferred, only the Purchaser or with the election of such Purchaser, only one Permitted Transferee designated by such Purchaser shall have the right to exercise rights hereunder on behalf of all holders of such Purchaser’s Notes.

10.11                 Further Assurances.  Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

10.12                 Replacement Facility.  Purchaser agrees that in the event that the Company wishes to refinance or replace the Silicon Valley Bank Loan and Security Documents with a Replacement Facility, Purchaser will enter into an intercreditor agreement with the provider of such Replacement Facility providing relative lien priority as set forth in (and otherwise on terms substantially similar to) the Intercreditor Agreement.

ARTICLE 11
Guarantee

11.1                        Guarantee.

(A)                               Each Guarantor unconditionally and irrevocably guarantees, jointly and severally, to the Purchaser the full and punctual payment or performance, as applicable, of the Secured Obligations.

(B)                               Each Guarantor further agrees that the Secured Obligations may be extended or renewed, in whole or in part, without notice to it or its further assent and that such Guarantor will remain bound under this Article 11 notwithstanding any extension or renewal of any Secured Obligation.

(C)                               Each Guarantor waives presentation to, demand of, payment from and protest to Netlist of any of the Secured Obligations and also waives notice of protest for nonpayment.  Each Guarantor waives notice of any Default or Event of Default.  Each Guarantor’s liability for the Secured Obligations shall not be affected by:  (i) the Purchasers’ failure to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Agreement, the Notes or any other agreement (including, but not limited to any other Transaction Document) or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, the Notes or any other agreement (including, but not limited to any other Transaction Document); (iv) the release of any security held by the Purchaser for the Secured Obligations; or (v) the Purchaser’s failure to exercise any right or remedy against any other guarantor of the Secured Obligations.

(D)                               Each Guarantor further agrees that its guarantee pursuant to this Article 11 (each, a “Guarantee”) constitutes a guarantee of payment and performance (and not merely a guarantee of collection) and waives any right to require that any resort be had by the Purchaser or to any security held for payment of the Secured Obligations.

(E)                               The Secured Obligations shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Secured Obligations or otherwise (other than payment in full of the Secured Obligations other than contingent indemnification obligations and any other obligations which survive the payment of the Note).  Without limiting the generality of the foregoing, the Secured Obligations shall not be discharged or impaired or otherwise affected by the failure of the Purchaser to assert any claim or demand or to enforce any remedy under this Agreement, the Notes or any other agreement (including but not limited to any Transaction Document), by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Secured Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(F)                                Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium or interest on any Secured Obligation is rescinded or must otherwise be restored by the Purchaser upon the bankruptcy or reorganization of the Company or otherwise.

(G)                              Each Guarantor agrees that it shall subordinate any right of subrogation in respect of the Secured Obligations until payment in full of all Secured Obligations (other than contingent indemnification obligations and any other obligations which survive the payment of the Note).

(H)                              Each Guarantor further agrees that, as between it, on the one hand, and the Purchaser, on the other hand:  (i) the maturity of the Secured Obligations may be accelerated as provided herein for the purposes of such Guarantor’s Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Secured Obligations; and (ii) in the event of any declaration of acceleration of such Secured Obligations, such Secured Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 11.1(I).

(I)                                   Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Purchaser in enforcing any rights under this Article 11.

11.2                        Security Interest.

(A)                               To secure the payment and performance of its obligations under this Article 11 (the “Guarantee Secured Obligations”), each Guarantor grants to the Purchaser a security interest in all of such Guarantor’s right, title and interest in and to all of the Collateral, whether now existing or hereafter acquired or arising and wherever located, including all of the property described in Annex B attached hereto (the “Guarantor Collateral”).

(B)                               Each Guarantor shall execute and deliver to the Purchaser, and each Guarantor authorizes the Purchaser to file (with or without such Guarantor’s signature), at any time and from time to time, all financing statements, assignments, continuation financing statements, termination statements and other documents and instruments, in form reasonably satisfactory to the Purchaser, and each Guarantor shall take all other action as the Purchaser may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the security interest of the Purchaser in the Guarantor Collateral of such Guarantor and to accomplish the purposes of this Article 11.  Whenever the Secured Party’s so requests, a Guarantor shall provide the Purchaser with control (as defined in the UCC) of Guarantor Collateral of such Guarantor consisting of deposit accounts, investment property, letter of credit rights and electronic chattel paper.  A Guarantor will join with the Purchaser in notifying any third party who has possession of any Guarantor Collateral of such Guarantor of the Purchaser’s security interests therein and in obtaining such third party’s acknowledgment that it is holding such Guarantor Collateral for the Purchaser’s benefit.

(C)                               The security interest each Guarantor grants herein shall create a continuing security interest in the Guarantor Collateral of such Guarantor, which shall remain in effect until the Termination Date.

(D)                               Each Guarantor, as of the date it becomes a Guarantor, makes the representations and warranties with respect to its Guarantor Collateral as set forth in Section 3 of the Security Agreement, which is incorporated herein, mutatis mutandis.

(E)                               Each Guarantor covenants and agrees until the Termination Date with respect to its Guarantor Collateral as set forth in Section 4 of the Security Agreement, which is incorporated herein, mutatis mutandis.

(F)                                If any Event of Default shall occur and be continuing, the Purchaser shall have any may exercise all rights and remedies of a secured party under the UCC and other Applicable Law with respect to the Guarantor Collateral.

11.3                        Successors and Assigns.  This Article 11 will be binding upon each Guarantor and its successors and assigns and will inure to the benefit of the successors and permitted assigns of the Purchaser.

11.4                        No Waiver.  Neither a failure nor a delay on the part of the Purchaser in exercising any right, power or privilege under this Article 11 will operate as a waiver thereof, nor will a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Purchaser herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which they may have under this Article 11, at law, in equity, by statute or otherwise.

11.5                        Modification.  No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Guarantor therefrom, will in any event be effective unless the same is in writing and signed by the Purchaser and such Guarantor in accordance with Section 10.3 and then such waiver or consent will be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Guarantor in any case will entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

COMPANY:

NETLIST, INC.

/s/ Gail Sasaki
By: Gail Sasaki
Its: CFO, VP, Secretary

Signature Page to Senior Secured Convertible Promissory Note and Warrant Purchase Agreement

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

PURCHASER:

SVIC NO. 28 NEW TECHNOLOGY BUSINESS INVESTMENT L.L.P.

/s/ Seon Jong Lee
By: Seon Jong Lee
Its: Chief Executive Officer

Signature Page to Senior Secured Convertible Promissory Note and Warrant Purchase Agreement

SCHEDULE 1

SUBSIDIARIES

1.              Netlist Electronics (Suzhou) Co., Ltd.

2.              Netlist HK Limited

SCHEDULE 2

PERMITTED LIENS

None.

SCHEDULE 6.1

FINANCIAL STATEMENTS

Communications between the Company and any of its creditors.

ANNEX A

MORRISON & FOERSTER LLP LEGAL OPINION

ANNEX B

GUARANTOR COLLATERAL

The Guarantor Collateral consists of all of each Guarantor’s right, title and interest in and to the following personal property:

(a)           all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of such Guarantor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

(b)           all cash proceeds and/or noncash proceeds of any of the foregoing, including insurance proceeds, and all supporting obligations and the security therefor or for any right to payment.

All terms above have the meanings given to them in the New York Uniform Commercial Code, as amended or supplemented from time to time.

EXHIBIT A

WARRANT

EXHIBIT B

JOINDER AGREEMENT

The undersigned, [Name of Subsidiary], a [•], in its capacity as Subsidiary (together with its successors and assigns in such capacity) hereby agrees to become a party as a Guarantor under the Senior Secured Convertible Promissory Note and Warrant Purchase Agreement, dated as of November      , 2015 (the “Purchase Agreement”), between Netlist, Inc., a Delaware corporation, and SVIC No. 28 New Technology Business Investment L.L.P., a Korean limited liability partnership, as supplemented, amended and restated or otherwise modified and in effect from time to time, for all purposes thereof and on the terms set forth therein, and to be bound by the terms of the Purchase Agreement and Transaction Documents (as defined in the Purchase Agreement) as fully as if the undersigned had executed and delivered the Purchase Agreement as of the date thereof.

The provisions of Articles 10 of the Purchase Agreement will apply with like effect to this Joinder Agreement.

IN WITNESS WHEREOF, the undersigned has executed, or has caused to be executed, this Joinder Agreement on [date].

SUBSIDIARY:
[NAME]

By:
Its:

EXHIBIT C

NOTE

EXHIBIT D

REGISTRATION RIGHTS AGREEMENT

EXHIBIT E

SECURITY AGREEMENT

BY AND BETWEEN

NETLIST, INC.

AND

SVIC NO. 28 NEW TECHNOLOGY BUSINESS INVESTMENT L.L.P.

NOVEMBER    , 2015

NETLIST, INC.

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”) is entered into as of November    , 2015, between NETLIST, INC., a Delaware corporation (the “Company”), and SVIC NO. 28 NEW TECHNOLOGY BUSINESS INVESTMENT L.L.P., a Korean limited liability partnership (the “Secured Party”).

RECITALS

WHEREAS, Secured Party is extending a term loan to the Company pursuant to the Senior Secured Convertible Promissory Note and Warrant Purchase Agreement, dated as of the date hereof, between the Company and Secured Party (as amended and restated from time to time, the “Purchase Agreement”); and

WHEREAS, it is a requirement under the Purchase Agreement that the Company grant to Secured Party (i) a continuing, first priority security interest in and to all of its Patents and Patent applications, and (ii) a continuing, second priority security interest in and to all other property and assets, to secure payment and performance of all indebtedness, liabilities and obligations of the Company to Secured Party arising under or in connection with the Purchase Agreement, the Note (as defined in the Purchase Agreement), this Agreement, and the other Transaction Documents (as defined in the Purchase Agreement), and the Company is willing to comply with such requirement on the terms and conditions set forth herein;

NOW, THEREFORE, IT IS AGREED THAT:

1.              DEFINED TERMS.

All terms used without definition in this Agreement shall have the meaning assigned to them in the Purchase Agreement and, if not defined therein, in the Note.  All terms used without definition in this Agreement, the Purchase Agreement or the Note shall have the meaning assigned to them in the UCC (as defined below) to the extent they are defined therein.  Unless otherwise expressly stated in this Agreement, capitalized terms used in this Agreement shall have the following meanings:

(a)                                 “Applicable Law” means, in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, and all orders and decrees of all courts, tribunals and arbitrators in proceedings or actions to which the Person in question is a party or by which it or its properties are bound or affected.

(b)                                 “Article 9” means Article 9 of the UCC.

(c)                                  “Collateral” means has the property and assets described on Exhibit A attached hereto, whether now existing or hereafter acquired or arising and wherever located.

(d)                                 “Collection Costs”  means all costs and expenses of enforcing this Agreement, the Note and the other Transaction Documents, including all costs and expenses of collecting the Secured Obligations and exercising Secured Party’s rights and remedies under this Agreement and the other Transaction Documents, or under any Applicable Law, as against the Collateral, or as against Company or any other Person, and all costs and expenses incurred by Secured Party at any time in enforcing or defending Secured Party’s Lien and priority in the Collateral, and any other costs and expenses incurred by Secured Party after the occurrence of any Default or Event of Default, with regard to any matters relating to this Agreement, the Note or the other Transaction Documents, regardless of whether a Default or Event of Default shall have been declared or any remedies shall have been exercised, and including all such costs and expenses incurred by Secured Party in or relating to any bankruptcy or insolvency proceedings.  Without limiting the generality of the preceding sentence, Collection Costs include all reasonable attorneys’ fees and legal expenses incurred by Secured Party in enforcing this Agreement and the other Transaction Documents, in collecting the Secured Obligations, and in exercising Secured Party’s rights and remedies under this Agreement and the other Transaction Documents, or under any Applicable Law.

(e)                                  “Company’s Books” means all of Company’s books and records including:  ledgers; records concerning Company’s assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

(f)                                   “Default” means any event or circumstance, which with notice or passage of time or both, could reasonably be substantially likely to become or constitute an Event of Default.

(g)                                 “Inventory” means all present and future inventory, as defined in the UCC, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Company’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Company’s Books relating to any of the foregoing.

(h)                                 “Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, as conducted by any such Person in accordance with (a) the usual and customary customs and practices in the kind of business in which such Person is engaged, and (b) the past practice and operations and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Transaction Document.

(i)                                    “Patent Collateral” means (i) the Patents, (ii) the Patent Licenses, and (iii) the proceeds of the Patents and the Patent Licenses.

(j)                                    “Property” means any property of any kind whatsoever, whether real, personal, or mixed, and whether tangible or intangible, and any right, title or interest in or to property of any kind whatsoever, whether real, personal, or mixed, and whether tangible or intangible, including the Collateral.

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(k)                                 “Termination Date” means that date on which all of the following have occurred: (a) all of the Secured Obligations (other than inchoate indemnity obligations) have been fully and indefeasibly paid, in cash; and (b) the Secured Party’s commitment (contingent or otherwise) to make advances or to otherwise extend credit to the Company has irrevocably terminated.

2.                                      SECURITY INTEREST.

2.1                               Grant of Security Interest.  To secure the payment and performance of the Secured Obligations, the Company grants to the Secured Party a security interest in all of the Company’s right, title and interest in and to all of the Collateral, whether now existing or hereafter acquired or arising and wherever located.

2.2                               Financing Statements, Etc.  The Company shall execute and deliver to the Secured Party, and the Company authorizes the Secured Party to file (with or without the Company’s signature), at any time and from time to time, all financing statements, assignments, continuation statements, termination statements and other documents and instruments, in form reasonably satisfactory to the Secured Party, and the Company shall take all other action as the Secured Party may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the security interest of the Secured Party in the Collateral and to accomplish the purposes of this Agreement.  Without limiting the generality of the foregoing, the Company ratifies and authorizes the Secured Party’s filing of any financing statements filed prior to the date hereof.  Whenever the Secured Party’s so requests, the Company shall provide the Secured Party with control (as defined in the UCC) of Collateral consisting of deposit accounts, investment property, letter of credit rights and electronic chattel paper, except to the extent that (i) such Collateral is subject to the control of Silicon Valley Bank or the provider of a Replacement Facility (each, a “First Priority Lender”), and Secured Party has a perfected lien on such Collateral by virtue of an intercreditor or other agreement between Secured Party and a First Priority Lender or (ii) Secured Party has a perfected lien on such Collateral by virtue of filing a UCC Financing Statement with respect to such Collateral.  The Company will join with the Secured Party in notifying any third party who has possession of any Collateral of the Secured Party’s security interests therein and in obtaining such third party’s acknowledgment that it is holding the Collateral for the Secured Party’s benefit.

2.3                               Continuing Security Interest.  The security interest granted herein shall create a continuing security interest in the Collateral, which shall remain in effect until the Termination Date.

2.4                               Liability under Contracts.  Anything herein to the contrary notwithstanding, (i) the Company shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the Secured Party’s exercise of any of the rights hereunder shall not release the Company from any of its duties or obligations under such contracts, agreements and other documents, and (c) the

3

Secured Party shall not have any obligation or liability under such contracts, agreements and other documents by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the Secured Obligations or duties of the Company thereunder or to take any action to collect or enforce any such contract, agreement or other document.

3.                                      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Secured Party as of the Closing as set forth below.

3.1                               Collateral.

(a)                                 Title; Priority.  The Collateral is solely owned by the Company and is free of all Liens (i) other than Permitted Liens, in the case of the Collateral other than the Patent Collateral, (ii) other than Liens in favor of a First Priority Lender, in the case of cash, funds, deposit accounts or securities accounts comprising proceeds of the Patents and the Patent Licenses (such Collateral, “Common Collateral”), and (iii) other than (A) the security interest granted to the Secured Party hereunder and (B) Liens securing taxes, assessments and other governmental charges, the payment of which is not yet due or are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, in the case of the Patent Collateral other than Common Collateral.

(b)                                 License Rights.  Except as provided in the attached Disclosure Schedule, all licenses included in the Collateral and all of the Company’s rights under such licenses are freely assignable or, to the extent they are not, the Company has obtained all waivers and consents necessary to permit the attachment and perfection of the Secured Party’s security interest therein and to permit the Secured Party to exercise its remedies provided hereunder with respect to such licenses and license rights.

(c)                                  Location of Collateral.  The attached Disclosure Schedule accurately and completely sets forth: (i) the Company’s exact legal name, (ii) the Company’s jurisdiction of organization, (iii) the location of the Company’s chief executive office and principal place of business, (iv) and all locations where the Company’s conducts business or where Collateral or the Company’s Books related to the Collateral are located.

(d)                                 Control Agreements.  No agreements providing for “control,” as defined in Article 9 of the UCC, over the Collateral are currently in effect, other than those in favor of a First Priority Lender.

(e)                                  Securities and Instruments.  The Company does not have, hold or own any promissory notes, stocks, bonds, chattel paper, letter-of-credit rights or commercial tort claims except as disclosed in the Disclosure Schedule.

(f)                                   Bank Accounts.  The names and addresses of all financial institutions and other Persons at which the Company maintains its deposit, investment and securities accounts, and the account numbers and account names of such accounts, are set forth in the Disclosure Schedule.

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(g)                                 Intellectual Property Collateral.

(i)                                  The Company has taken all steps to preserve the secrecy of all its Intellectual Property Collateral except where a failure to do so could not reasonably be expected to result in a Material Adverse Effect, and to otherwise preserve its rights with respect to Intellectual Property Collateral except where a failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(ii)                              The Company has not granted, and, to the Company’s knowledge, there are no outstanding options relating to any Intellectual Property Collateral, nor is the Company bound by or a party to any option with respect to any Intellectual Property Collateral.  The Company is not obligated to pay any royalties to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Intellectual Property Collateral.

(iii)                          Each current officer, employee and consultant of the Company and each former employee that contributed to the Intellectual Property Collateral that the Company is currently using has executed in the Company’s favor the Company’s standard agreement regarding confidentiality and proprietary information.  To the Company’s knowledge, none of its current or former employees, officers and consultants are in violation thereof.  No such person has excluded works or inventions made prior to his or her employment or other contractual relationship with the Company from his or her assignment of inventions pursuant to such agreement that could reasonably be expected to have a Material Adverse Effect.  Subject to any limitations on such vesting imposed by Applicable Law, full title and ownership of all inventions and proprietary rights, processes or methods developed or invented by all employees and consultants during the period of their employment and/or consultancy and resulting directly or indirectly from their work for the Company vest in the Company pursuant to each such agreement.

(iv)           To the Company’s knowledge, the carrying on of the Company’s business by the Company’s employees and contractors and the conduct of the Company’s business do not conflict with or breach the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees or contractors is now obligated (including with former employers).

3.2                             Full Disclosure.  The Company has provided the Secured Party with all information that the Secured Party requested in connection with its decision to purchase the Note, including all information the Company believes is reasonably necessary to make such investment decision.

4.                                                      COVENANTS.  Until the Termination Date, the Company covenants and agrees to:

4.1                               Protection of Collateral.  Keep the Collateral in good condition and repair, maintain, preserve, defend and protect the Collateral from loss, damage or deterioration (ordinary wear and tear excepted) or other adverse claims that may affect its title to, or rights or interest in the Collateral, except as otherwise permitted under the Transaction Documents.

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4.2                               Clear Title; Priority.  Keep the Collateral free of Liens, unpaid taxes or other encumbrances, (i) except for Permitted Liens, in the case of the Collateral other than the Patent Collateral, (ii) except for Liens in favor of a First Priority Lender, in the case of Common Collateral, and (iii) except for (A) the security interest granted to the Secured Party hereunder and (B) Liens securing taxes, assessments and other governmental charges, the payment of which is not yet due or are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, in the case of the Patent Collateral other than Common Collateral.

4.3                               Compliance With Applicable Law.  Comply with Applicable Law with respect to (i) the Collateral, or (ii) the Company’s business.

4.4                               Taxes.  Make due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by Applicable Law.

4.5                               Notice of Certain Actions; Location of Collateral.

(a)               Give the Secured Party prompt written notice of:  (i) any change in the location of the Company’s chief executive office or principal place of business; (ii)  any change in its corporate name; (iii) any changes in its capital or organizational structure; and (iv) any change in its registration as an organization; provided, however, that the Company shall not:  (A) except in the ordinary course of business, locate any Collateral outside of the United States, or (B) change its jurisdiction of organization without the Secured Party’s prior written consent.

(b)               Give the Secured Party prompt written notice of (i) any Intellectual Property being judged invalid or unenforceable, in whole or in part, (ii) any claim being made in writing to the Company that any Intellectual Property violates the rights of any third party, (iii) any material breach by any party to any license or other agreement with respect to any Intellectual Property or any termination or expiration of any such license or other agreement.

4.6                               Inspection.  Upon reasonable prior notice, provide the Secured Party with access to the Collateral and all the Company’s Books relating thereto for the purpose of conducting inspections and audits of the Collateral at reasonable times during regular business hours; provided, however, after the occurrence of any Default or Event of Default the Company shall provide the Secured Party with access to the Collateral and all of the Company’s Books relating thereto at such times required by the Secured Party.

4.7                               Insurance.  Carry and maintain in full force and effect, at its own expense and with financially sound and reputable insurance companies, insurance with respect to the Collateral in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in the same or similar businesses of similar size and owning similar properties in the localities where the Company operates (provided that, for purposes of clarification only, this requirement shall not include intellectual property insurance).  All insurance policies shall provide that the Secured Party shall be loss payee and additional insured and shall provide that they shall not be terminated or cancelled without at least thirty (30) days’ prior written notice to the Secured Party.

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4.8                               Disposition of Patents.  Not sell, transfer, lease, license or otherwise dispose of any of its Patents, other than: (i) exclusive or non-exclusive licenses of Patents in the ordinary course of the Company’s business and (ii) the Lien hereby created.

4.9                               Transactions with Affiliates.  Not directly or indirectly enter into or permit to exist any material transaction with any Affiliate of the Company except for transactions existing as of the Closing that are disclosed in writing to, and approved by, the Secured Party, and transactions that are in the Ordinary Course of Business, upon fair and reasonable terms that are no less favorable to the Company than would be obtained in an arm’s length transaction with a non-affiliated Person.

4.10                        Limitations on Security Interest.  Not permit the inclusion in any contract to which it becomes a party of, or amend any contract to include, any provisions that purport to prevent the creation hereunder of a security interest in the Company’s rights and interests in any property included in the Collateral, except for (a) prohibitions on assignment of any license agreement or other contract without the other contracting party’s consent, (b) restrictions contained in the Silicon Valley Bank Loan and Security Documents or any Replacement Facility and (c) restrictions contained in documentation governing Permitted Liens on equipment, computers or software, provided that such restrictions apply solely to Liens on the applicable equipment, computers or software or the proceeds thereof and related books, records and proceeds.

4.11                        Commercial Tort Claims.  Notify the Secured Party, promptly after any responsible officer’s acquiring actual knowledge thereof, of any commercial tort claim related to the Patent Collateral that it acquires with a value in excess of $100,000 and shall enter into a supplement to this Agreement, granting the Secured Party a security interest in such commercial tort claim.

4.12                        Deposit Accounts.  Obtain and maintain in effect authenticated control agreements for each of the Company’s deposit accounts in favor of the Secured Party, in form and substance satisfactory to the Secured Party.

4.13                        Securities, Instruments, Chattel Paper.  Upon the Secured Party’s request, the Company shall (a) deliver to the Secured Party all Collateral consisting of negotiable documents, letters of credit, certificated securities (accompanied by stock powers executed in blank), chattel paper, electronic chattel paper and instruments promptly after the Company receives them unless a First Priority Lender has possession of such Collateral for perfection purposes, and (b) obtain authenticated control agreements from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for the Company.

4.14                        Notice of Registration of Intellectual Property.  If and when the Company applies for registration of, or shall become the registered owner of, any new Patents, Trademarks, or Copyrights:  (i) promptly notify the Secured Party thereof; and (ii) the Company authorizes the Secured Party to modify, amend, or supplement the Intellectual Property Security Agreement (and its exhibits), from time to time to include any of the foregoing and make all necessary or appropriate filings with respect thereto.

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4.15                        Defense of Intellectual Property Rights.  (i) Protect, defend and maintain the validity and enforceability of (A) the Patents and (B) Trademarks and Copyrights that are material to the operation of its business, except to the extent that the Secured Party consents to the Company electing not to protect, defend or maintain any of such Intellectual Property Collateral, which consent shall not be unreasonably withheld, conditioned or delayed, and (ii) not allow any material Trademarks, Patents (which, for this purpose, shall not include Patent Applications) or material Copyrights to be abandoned, forfeited or dedicated to the public without the Secured Party’s prior written consent, which shall not be unreasonably withheld, conditioned, or delayed.

4.16                        Notice of Certain New Collateral.  Give the Secured Party prompt notice of the acquisition of any material instruments or securities, and the establishment of any new deposit account or any new securities account.

4.17                        Notice of Adverse Events.  Promptly notify the Secured Party in writing of any event that materially adversely affects the value of the Collateral taken as a whole, or the rights and remedies of the Secured Party in relation thereto, including the levy of any legal process against any of the Collateral.

5.                                                      RIGHTS AND REMEDIES DURING EVENT OF DEFAULT.

5.1                               Rights and Remedies.

(a)                               If any Event of Default shall occur and be continuing, the Secured Party, at its option, may, by notice to the Company, declare the entire unpaid principal amount of the Note, all interest accrued and unpaid thereon and all other Secured Obligations to be forthwith due and payable, whereupon all unpaid principal of the Note, all such accrued interest and all such other Secured Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, provided, that, if an Event of Default described in Section 8.5 of the Purchase Agreement occurs, acceleration of the Secured Obligations shall occur automatically without the giving of any such notice.

(b)                               If any Event of Default shall occur and be continuing, whether or not the actions referred to in Section 5.2(a) have been taken, the Secured Party shall have and may exercise, in addition to all other rights and remedies granted to it in this Agreement or the other Transaction Documents, all rights and remedies of a secured party under the UCC and other Applicable Law.  Without limiting the generality of the foregoing, the Secured Party may sell, resell, lease, use, assign, license, sublicense, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of the Company’s assets, without charge or liability to the Secured Party therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as the Secured Party deems advisable; provided, however, that the Company shall be credited with the net proceeds of sale only when the Secured Party finally collects them.  The Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the

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Collateral so sold, free of any right or equity of redemption, which right or equity of redemption the Company releases to the extent permitted by law.  The Company agrees that the sending of notice by ordinary mail, postage prepaid, in accordance with Section 6.9 of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof if such notice is sent ten (10) days prior to the date of such sale or other disposition or the date on or after which such sale or other disposition may occur.

(c)                                The cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral, shall be applied first, to the payment of the Collection Costs; second to the payment of the other Secured Obligations (other than the principal outstanding and the interest accrued under the Note); third to the payment of the accrued interest under the Note and fourth, to the payment of the principal outstanding under the Note.  Any surplus thereof which exists after the indefeasible payment and performance in full of the Secured Obligations shall be paid over to the Company or otherwise disposed of in accordance with the UCC or other Applicable Law.  The Company shall remain liable to the Secured Party for any deficiency that exists after any sale or other disposition or collection of Collateral.

(d)                                 The Secured Party shall have the right to, in the Company’s or the Secured Party’s name, without the requirement of the Company’s assent, and the Company constitutes and appoints the Secured Party (and any of the Secured Party’s officers, employees or agents that the Secured Party designates) as the Company’s true and lawful attorney-in-fact, with full power and authority to: (i) sign any of the financing statements and other documents and instruments necessary or reasonably advisable to perfect or continue perfected, to maintain the priority of or to provide notice of the Secured Party’s security interest in the Collateral (including any notices to or agreements with any securities intermediary); (ii) assert, adjust, sue for, compromise or release any claims under any policies of insurance; and (iii) execute all such other documents and instruments, and do all acts and things for and on behalf of the Company which the Secured Party may deem necessary or advisable to maintain, protect, realize upon and preserve the Collateral and the Secured Party’s security interest therein and to accomplish the purposes of this Agreement, including, (A) to defend, settle, adjust or institute any action, suit or proceeding with respect to Intellectual Property Collateral, (B) to assert or retain any rights under any license agreement for any Intellectual Property Collateral, including any rights of the Company arising under Section 365(n) of the United States Bankruptcy Code, and (C) to execute all applications, documents, papers and instruments for the Secured Party to use Intellectual Property Collateral, to grant or issue any exclusive or non-exclusive license or sub-license with respect to any Intellectual Property Collateral, and to assign, convey or otherwise transfer title in or dispose of the Intellectual Property Collateral.  The Secured Party agrees that, except upon and during the continuance of an Event of Default, it shall not exercise the power of attorney hereunder, or any rights granted to the Secured Party, pursuant to clauses (ii) and (iii).  The foregoing power of attorney is coupled with an interest and is irrevocable until the Termination Date.  The Company ratifies, to the extent permitted by law, all that the Secured Party shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 5.1(d).

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(e)                                  For the limited purpose of enabling the Secured Party to exercise its rights and remedies under this Agreement if any Event of Default shall occur and be continuing, the Company grants to the Secured Party an irrevocable, non-exclusive license (exercisable without payment or royalty or other compensation to the Company) to use, license or sublicense any Intellectual Property Collateral.

6.                                      MISCELLANEOUS.

6.1                               Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

6.2                               WAIVER OF JURY TRIAL.  EACH PARTY HERETO WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

6.3                               Payment of Expenses.  The Company agrees to pay on demand all Purchaser Expenses incurred in connection with the enforcement of and preservation of any rights and remedies under this Agreement, the Note, and the other Transaction Documents, including in any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Collateral, including all expenses of taking, collection, holding sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral.  At its option, the Secured Party may, after providing written notice to the Company:  (a) discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the Collateral; (b) obtain insurance on the Collateral; and (c) pay for the maintenance and preservation of the Collateral.  The Company agrees that such payments by the Secured Party shall constitute Purchaser Expenses and that it shall reimburse the Secured Party on demand for such Purchaser Expenses.  If the Company fails to reimburse the Secured Party within ten (10) days of receipt of a written invoice for any such Purchaser Expenses, they shall bear interest from the date incurred to the date reimbursed at a rate of ten percent (10%) per annum.

6.4                               Survival.  The representations, warranties, covenants and agreements made herein shall survive the Closing.  The representations, warranties, covenants and obligations of the Company, and the rights and remedies that the Secured Party may exercise, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of the Secured Party or any of its representatives.

6.5                               Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the parties hereto and their respective successors and permitted assigns as provided in Section 7.7 of the Purchase Agreement.

6.6                               Entire Agreement; Amendments and Waivers.  This Agreement (including the Exhibit and the Disclosure Schedule) and the other Transaction Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term

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sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof.  No amendment, waiver or other modification of any provision of this Agreement, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Secured Party and the Company and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given.

6.7                               No Strict Construction.  The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring either party by virtue of the authorship of any provisions of this Agreement.

6.8                               No Waiver.  The powers conferred upon the Secured Party by this Agreement are solely to protect its rights hereunder and under the other Transaction Documents and its interest in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers.  No omission or delay by the Secured Party at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by the Company at any time designated, shall be a waiver of any such right or remedy to which the Secured Party is entitled, nor shall it in any way affect the right of the Secured Party to enforce such provisions thereafter.

6.9                               Notices.  All notices and other communications hereunder shall be given in accordance, and shall be governed by, Section 10.2 of the Purchase Agreement.

6.10                        Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party and delivered (including by facsimile) to the other party.

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IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

SVIC NO. 28 NEW TECHNOLOGY BUSINESS INVESTMENT L.L.P.

By:
Its:

Signature Page to Security Agreement

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

NETLIST, INC.

By:
Its:

Signature Page to Security Agreement

EXHIBIT A

COLLATERAL

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EXHIBIT F

INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of November     , 2015 (the “Agreement”), between SVIC NO. 28 NEW TECHNOLOGY BUSINESS INVESTMENT L.L.P., a Korean limited liability partnership (“Secured Party”), and NETLIST, INC., a Delaware corporation (“Grantor”), is made with reference to the Security Agreement, dated as of the date hereof, by and between Grantor and Secured Party (as amended from time to time, the “Security Agreement”).  Terms defined in the Security Agreement have the same meaning when used in this Agreement.

For good and valuable consideration, receipt of which is hereby acknowledged, Grantor hereby covenants and agrees as follows:

To secure the Secured Obligations under the Security Agreement, Grantor grants to Secured Party a security interest in all right, title, and interest of Grantor in any of the following, whether now existing or hereafter acquired or created in any and all of the following property (collectively, the “Intellectual Property Collateral”):

(a)   copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held (collectively, the “Copyrights”), including the Copyrights described in Exhibit A;

(b)   trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Grantor connected with and symbolized by such trademarks (collectively, the “Trademarks”), including the Trademarks described in Exhibit B;

(c)   patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same (collectively, the “Patents”), including the Patents described in Exhibit C;

(d)   trade secrets, and any and all intellectual property rights in computer software and computer software products;

(e)   claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(f)    licenses or other rights to use any of the Copyrights, Patents or Trademarks and all license fees and royalties arising from such use to the extent permitted by such license or rights;

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(g)   amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

(h)   proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

The rights and remedies of Secured Party with respect to the security interests granted hereunder are in addition to those set forth in the Security Agreement, and those which are now or hereafter available to Secured Party as a matter of law or equity.  Each right, power and remedy of Secured Party provided for herein or in the Security Agreement, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein, and the exercise by Secured Party of any one or more of such rights, powers or remedies does not preclude the simultaneous or later exercise by Secured Party of any other rights, powers or remedies.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

NETLIST, INC.

By:
Its:

Signature Page to Intellectual Property Security Agreement

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

SVIC NO. 28 NEW TECHNOLOGY BUSINESS INVESTMENT L.L.P.

By:
Its:

Signature Page to Intellectual Property Security Agreement

EXHIBIT A

COPYRIGHTS

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EXHIBIT B

TRADEMARKS

Exhibit B-1

EXHIBIT C

PATENTS

Exhibit C-1